1 Q2 2015 EARNINGS CONFERENCE CALL BILL NUTI, CHAIRMAN AND CEO BOB FISHMAN, CFO July 28, 2015

2 NOTES TO INVESTORS FORWARD-LOOKING STATEMENTS. Comments made during this conference call and in these materials contain forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that describe or relate to NCR's future plans, goals, intentions, strategies or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. The forward-looking statements in these materials include statements about the expected performance and benefits of NCR’s Retail ONE technology; statements about anticipated changes in industry demand and customer demand for NCR solutions; expectations regarding customer and industry investment and spending trends affecting NCR and its divisions; expectations for revenue growth in NCR’s divisions, including its Retail Solutions business; expectations regarding the transformation of NCR’s sales and services functions; the success and expected savings, income statement and cash impacts of NCR’s ongoing restructuring plan; the expected financial impacts and other benefits of NCR’s pension strategy, including the recently completed transfer of its UK London pension plan to an insurer; foreign currency fluctuations and their impact on NCR’s results; and NCR's FY 2015 free cash flow, FY 2015 overall, FY 2015 segment and Q3 2015 financial outlook. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR's control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors listed in Item 1a "Risk Factors" of NCR's Annual Report on Form 10-K and those factors detailed from time to time in NCR's other SEC reports. These materials are dated July 28, 2015, and NCR does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. NON-GAAP MEASURES. While NCR reports its results in accordance with generally accepted accounting principles in the United States (GAAP), comments made during this conference call and these materials will include the following "non-GAAP" measures: non- pension operating income (NPOI), non-GAAP diluted earnings per share (non-GAAP diluted EPS), free cash flow (FCF), operational gross margin, operational gross margin rate, expenses (non-GAAP), adjusted EBITDA, effective tax rate, non-GAAP net income and selected measures expressed on a constant currency basis. These measures are included to provide additional useful information regarding NCR's financial results, and are not a substitute for their comparable GAAP measures. Explanations of these non-GAAP measures and reconciliations of these non-GAAP measures to their directly comparable GAAP measures are included in the accompanying "Supplementary Non-GAAP Materials" and are available on the Investor Relations page of NCR's website at www.ncr.com. Descriptions of many of these non-GAAP measures are also included in NCR's SEC reports. USE OF CERTAIN TERMS. As used in these materials, (i) the term "software-related revenue" includes software license, software maintenance, cloud, and professional services revenue associated with software delivery, (ii) the term "recurring revenue" means the sum of cloud, hardware maintenance and software maintenance revenue, (iii) the terms "cloud" and "cloud revenue" are used to describe NCR’s software-as-a-service offerings and the revenue associated therewith (prior earnings releases and presentation materials referred to these offerings and revenues as "SaaS" and "SaaS revenue") and (iv) the term "CC" means constant currency. These presentation materials and the associated remarks made during this conference call are integrally related and are intended to be presented and understood together.

3 Q2 2015 FINANCIAL RESULTS REVENUE Q2 2014 Q2 2015 $1.66 billion Revenue down 3% y/y, up 4% CC Recurring revenue down 3% y/y, up 3% CC, 42% of total revenue OPERATIONAL GROSS MARGIN Q2 2014 Q2 2015 30.0% 29.1% Down 90 bps y/y, down ~100 bps CC NPOI NPOI down 4% y/y, up 4% CC Non-GAAP EPS down 3% y/y, up 6% CC FREE CASH FLOW FCF improvement driven by cash from operations, capital expenditures, and disc ops Q2 2014 Q2 2015 $210 million $202 million Q2 2014 Q2 2015 $3 million $95 million $1.60 billion NON-GAAP EPS Q2 2014 Q2 2015 $0.66 $0.68 FX Impact ~($110M) FX Impact ~($0.06) FX Impact ~($16M) FX Impact ~10 bps

4 SOFTWARE-RELATED REVENUE GROWTH Q2 2015 Q2 2014 $125 QTD • QTD Software-related revenue down 1% y/y; up 3% CC • QTD Cloud revenue up 8% y/y; up 9% CC • QTD Professional Services revenue down 8% y/y; down 2% CC $440 Cloud Professional Services SW Licenses & SW Maintenance $172 Q2 2015 $854 Q2 2014 ($'s in Millions) • YTD Software-related revenue up 2% y/y; up 6% CC • YTD Cloud revenue up 13% y/y; up 14% CC • YTD Professional Services revenue down 6% y/y; flat CC $149 $137 $135 $168 YTD $317 $269 $268 $319 $238 $284 $446 $841

5 NCR Commerce Hub: Retail ONE Empowers retailers of all sizes to bridge the physical and digital sales channels PARTNER & INDUSTRY SUPPORT Open ecosystem of applications & data Omni-channel software platform DELIVER A SUPERIOR & INTEGRATED SHOPPING EXPERIENCE • Implement via the cloud, on-premise software, or hybrid • Mix and match software applications • Integrate legacy systems across channels • Open to new payment technologies UTILIZE A FLEXIBLE, OPEN PLATFORM

6 Q2 2015 SUMMARY Q2 results in-line with expectations • Balanced performance across businesses • Continued significant FX headwinds • On track to achieve full year goals Financial Services – omni-channel solutions generating strong market demand Retail Solutions – revenue growth driven by shifts in investment priorities and increased spending by retailers; continue to expect further improvement in the second half of 2015; market position supported by Retail ONE launch and SCO leadership Hospitality – solid operating margin expansion driven by higher software-related revenues Growth of software and cloud revenues • Total software-related revenue down 1%; up 3% CC • Cloud revenue up 8%; up 9% CC; driven by Hospitality and Financial Services Building a stronger NCR • Sales and Services transformation delivering results • Restructuring initiatives on track • Transfer of UK London pension plan to an insurer Significant development in FCPA matter - SEC staff not recommending enforcement action Free cash flow increased $92 million with year-over-year linearity improvements

7 For the Three Months Ended June 30 2015 2014 As Reported Constant Currency Revenue $1,604 $1,658 (3)% 4% Operational Gross Margin 467 498 (6)% —% Operational Gross Margin Rate 29.1% 30.0% Expenses (non-GAAP) 265 288 (8)% (3)% % of Revenue 16.5% 17.4% NPOI 202 210 (4)% 4% % of Revenue 12.6% 12.7% -10 bps +— bps Interest and other expense (45) (49) (8)% (4)% Non-GAAP Diluted EPS (1) $0.66 $0.68 (3)% 6% Q2 OPERATIONAL RESULTS (1) Effective tax rate of 27% in Q2 2015 and Q2 2014. $ millions, except per share amounts

8 For the Three Months Ended June 30 2015 2014 % Change Revenue $1,604 $1,658 (3)% Gross Margin (1) 146 480 (70)% Gross Margin Rate 9.1% 29.0% Expenses (1) 412 311 32% % of Revenue 25.7% 18.8% (Loss) Income from Operations (1) (266) 169 (257)% % of Revenue (16.6)% 10.2% Interest and other expense (45) (49) (8)% GAAP Diluted EPS (1) ($2.03) $0.53 (483)% Q2 GAAP RESULTS $ millions, except per share amounts(1) Decrease primarily to the $427 million non-cash charge related to settlement of the UK London pension plan in Q2 2015.

FINANCIAL SERVICES

Q2 2015 Update



Financial Results

	Q2 2015	Q2 2014	As Reported	Constant Currency
Revenue	$840M	$900M	(7%)	1%
Operating Income	$123M	$137M	(10%)	(2%)
Operating Income as a % of Revenue	14.6%	15.2%	-60 bps	-40 bps

Key Metrics

- Revenue down 7% as reported and up 1% CC (Up 4% CC excluding Russia & China); CC growth in Americas, Western Europe & MEA offset by Russia/China
- Operating income down 10% as reported and down 2% CC due to a less favorable mix of revenue in North America & Europe and lower revenue in Russia/China
- Software-related revenue flat as reported and up 5% CC
- Branch Transformation revenue grew ~140% led by NAMER and MEA

Key Market Developments

- Digital banking users grew at record levels vs prior year driven by increased sales capacity and NPS scores
- Enterprise SW growth y/y of ~20% CC based on demand of Cx Banking and Payments SW
- New Services offers gaining traction to support customers' needs for higher availability, efficient infrastructure costs, and reduced risks
- Global interest in Branch Transformation initiatives as other regions look to improve efficiencies and build platform for growth using an Interactive Service platform

9

RETAIL SOLUTIONS

Q2 2015 Update



Financial Results

	Q2 2015	Q2 2014	As Reported	Constant Currency
Revenue	$505M	$503M	—%	7%
Operating Income	$42M	$48M	(13%)	(4%)
Operating Income as a % of Revenue	8.3%	9.5%	-120 bps	-100 bps

Key Metrics

- Revenue flat as reported and up 7% CC; CC growth in North America and Europe
- Operating income down 13% as reported & down 4% CC due to a less favorable mix of revenue in North America
- Operating income as a % of revenue was up significantly from Q1 2015
- Cloud revenue up 8% as reported; up 12% CC; driven by 30% growth in Connected Payments
- Software-related revenue down 6% as reported; down 2% CC

Key Market Developments

- Continued innovation through launch of Retail ONE omni-commerce platform in June
- Shift in investment priorities gaining traction - CC revenue growth driven by increased retailer spending
- Continue to expect further improvement during the second half of 2015
- Maintain order momentum in Q2 after a very strong Q1; Major new SCO win in Europe in Q2 2015
- Growing demand in the petroleum and convenience vertical segment globally
- RBR confirms NCR's continued global leadership in self-checkout; #1 POS in North America for first time ever
- Connected Payments software solution continued to drive strong cloud revenue growth
- Sequential growth in managed services revenue driven by the successful onboarding of one of our top customers

NCR

10

11 HOSPITALITY Q2 2015 Update • Revenue up 1% as reported and up 4% CC due to higher software-related revenue partially offset by lower hardware revenue • Operating income up 17% as reported due to higher software-related revenue including cloud and professional services revenue • Successful launch of NCR Orderman7 mobile POS to U.S. market • Strong cloud revenue growth driven by omni-channel; total cloud application sites up 18% y/y • International expansion continues - software-related revenue grew by 12% y/y • Continued success executing North America SMB market strategy with 8% revenue growth y/y and 18% software- related revenue growth y/y • Added menu maintenance managed service offering for franchisees of Quick Service brands Key Market Developments Financial Results Q2 2015 Q2 2014 As Reported Constant Currency Revenue $172M $170M 1% 4% Operating Income $27M $23M 17% 17% Operating Income as a % of Revenue 15.7% 13.5% +220 bps +220 bps • Cloud revenue up 23%; up 26% CC • Software-related revenue up 11%; up 13% CC Key Metrics

12 EMERGING INDUSTRIES Q2 2015 Update • Revenue up 2% as reported and up 11% CC; CC growth driven by Telecom & Technology revenue Telecom & Technology ▪ Operating income increase due to improved onboarding of prior contract wins Travel ▪ Redesigning check-in experiences around the world - record 45M mobile airline boarding passes in Q2 2015, up 84% y/y Small Business (NCR Silver) • Driving further adoption of NCR Silver; customer base up 12% over Q1 2015 and up 104% y/y • Enhanced NCR Silver offering through introduction of concierge and data analytics offerings Key Market Developments Financial Results Q2 2015 Q2 2014 As Reported Constant Currency Revenue $87M $85M 2% 11% Operating Income $10M $2M 400% 500% Operating Income as a % of Revenue 11.5% 2.4% +910 bps +1,030 bps Key Metrics • Operating income up 400% as reported and up 500% CC due to higher services margins

13 Q2 SUPPLEMENTAL REVENUE INFORMATION For the Periods Ended June 30 Three Months 2015 2014 % Change % Change (Constant Currency) Cloud $135 $125 8% 9% Software License and Software Maintenance 168 172 (2%) 3% Professional Services 137 149 (8%) (2%) Total Software-Related Revenue 440 446 (1%) 3% Hardware 622 637 (2%) 6% Other Services 542 575 (6%) 2 % Total Revenue $1,604 $1,658 (3%) 4% $ millions

14 FREE CASH FLOW QTD YTD FY 2015e FY2014Q2 2015 Q2 2014 Q2 2015 Q2 2014 Cash Provided by Operating Activities (1) $167 $80 $246 $111 $620 - $650 $524 Net capital expenditures (59) (73) (110) (139) (215) - (235) (258) Cash used In Discontinued Operations (13) (22) (17) (38) (35) (1) Pension discretionary contributions and settlements — 18 — 18 — 48 Free Cash Flow $95 $3 $119 ($48) $350 - $400 (2) $313 Free Cash Flow as a % of non-GAAP net income ~80% 67% $ millions, except metrics (1) Includes cash tax rate of 12% in FY 2014 and an expected cash tax rate of 13% in FY 2015. (2) Free cash flow guidance has increased to $350 million to $400 million from prior guidance of $325 million to $375 million.

15 UK LONDON TRANSACTION COMPLETED • Final transaction of Pension Phase III completed • UK London transaction announced in November 2013 and settlement completed in Q2 2015 with transfer of the plan to an insurer • We have taken positive steps to help de-risk the global pension portfolio for investors • UK London transaction resulted in a material reduction in liability, participants, and enterprise risk as part of our overall de-risking strategy • Over 5,000 participants shifted to insurance • Approximately $840 million liability removed (~19% of Dec 2014 total liability) • No further cash contributions required after 2013 agreement • Action eliminates future risks related to potential mortality and inflation changes • Administrative costs eliminated • Financial Impacts: • Ongoing pension expense: Increases by ~$15M/year on a full year basis • Q2 non-cash settlement charge increased underfunded status by $427M • Estimated cash savings of ~$100 million from 2014 through 2017, significantly improving free cash flow The completion of this transaction concludes Pension Phase III

16 RESTRUCTURING PROGRESS UPDATE Expected Savings • $18M in 2014, ~$70M in 2015 and ~$105M in 2016 • ~50% of the savings benefiting NPOI in each year GAAP Income Statement Impact • Total charge of $200M to $225M from 2014 through 2015; • $24M YTD Q2 2015 • ~$15M to ~$40M remaining in FY 2015 Cash Impact • Total cash impact of $100M to $115M from 2014 through 2015; • $30M YTD Q2 2015 • ~$41M to ~$56M remaining in FY 2015

17 NET DEBT & EBITDA METRICS Q2 2014 Q4 2014 Q2 2015 Debt $3,923 $3,659 $3,474 Cash 483 511 425 Net Debt $3,440 $3,148 $3,049 Adjusted EBITDA $941 (1) $1,000 $992 (1) Net Debt / Adjusted EBITDA 3.7x 3.1x 3.1x $ in millions, except metrics (1) Adjusted EBITDA for the trailing twelve-month period. Goal for Net Debt / Adjusted EBITDA under 3x in 2015

18 2015 Guidance 2014 Revenue $6,525 - $6,675 $6,591 Year-over-Year Revenue Growth (1%) to 1% 8% Constant Currency Year-Over-Year Revenue Growth 5% to 7% (1) 10% Income from Operations (GAAP)(2) $194 - $259 (3) $353 Non-Pension Operating Income (NPOI) $830 - $870 $820 Adjusted EBITDA $1,040 - $1,080 $1,000 Diluted EPS (GAAP)(2) ($0.40) - ($0.70) (3) $1.06 Non-GAAP Diluted EPS(4) $2.60 - $2.80 $2.74 Cash Flow from Operating Activities $620 - $650 $524 Free Cash Flow $350 - $400 (5) $313 FY 2015 GUIDANCE $ in millions, except per share amounts (1) Expected constant currency growth of 5% to 7%, which includes unfavorable foreign currency impacts of approximately 6% in revenue. (2) For 2014, actuarial mark-to-market pension adjustment is included; 2015 guidance does not include actuarial mark-to-market pension adjustments, which will be determined in Q4 2015. (3) Revised to reflect the $427 million non-cash charge related to settlement of the UK London pension plan. (4) 2015 guidance includes expected other expense (income), net (OIE) of $215M to $220M, a 25% tax rate and a share count of 175M. 2014 results include OIE of $213M, a 22% tax rate and a share count of 171.2M. (5) Free cash flow guidance has increased to $350 million to $400 million from prior guidance of $325 million to $375 million.

19 2015 SEGMENT REVENUE GUIDANCE Segment 2015e 2015e Constant Currency FY 2014 Financial Services (2%) to 0% 4% to 6% $3,561 Retail Solutions (1%) to 1% 4% to 6% $2,008 Hospitality 3% to 7% 5% to 9% $659 Emerging Industries (6%) to (1%) 0% to 5% $363 Total (1%) to 1% 5% to 7% $6,591 $ in millions

20 Q3 2015 GUIDANCE Q3 2015e Q3 2014 Revenue $1,630 - $1,650 (1) $1,647 Income from Operations (GAAP) $158 - $168 (2) $41 Non-Pension Operating Income (Non-GAAP) $210 - $220 (3) $204 Tax rate 23% 22% Other expense ~$55 $57 $ millions(1) Includes an estimated unfavorable foreign currency impact of approximately 6% in revenue. (2) Includes an estimated pre-tax charge of $13M in Q3 2015 related to the ongoing restructuring plan. (3) Includes as estimated unfavorable foreign curreny impact of approximately $17M in NPOI in Q3 2015.

SUPPLEMENTARY NON-GAAP MATERIALS

22 NON-GAAP MEASURES While NCR reports its results in accordance with generally accepted accounting principles (GAAP) in the United States, comments made during this conference call and in these materials will include non-GAAP measures. These measures are included to provide additional useful information regarding NCR's financial results, and are not a substitute for their comparable GAAP measures. NPOI, Non-GAAP Diluted EPS, Operational Gross Margin, Operational Gross Margin Rate, Expenses (non-GAAP), Effective Tax Rate and Non-GAAP Net Income. NCR's non-pension operating income (NPOI), non-GAAP net income and non-GAAP diluted earnings per share (non-GAAP diluted EPS) are determined by excluding pension expense and special items, including amortization of acquisition related intangibles, from NCR's GAAP income (loss) from operations. NCR also determines operational gross margin, operational gross margin rate, expenses (non-GAAP) and effective tax rate (non-GAAP) by excluding pension expense and these special items from its GAAP gross margin, gross margin rate, expenses and effective tax rate. Due to the significant change in its pension expense from year to year and the non-operational nature of pension expense and these special items, NCR's management uses these non-GAAP measures to evaluate year-over-year operating performance. NCR also uses NPOI and non-GAAP diluted EPS to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR believes these measures are useful for investors because they provide a more complete understanding of NCR's underlying operational performance, as well as consistency and comparability with NCR's past reports of financial results. Free Cash Flow. NCR defines free cash flow as net cash provided by/used in operating activities and cash flow provided by/ used in discontinued operations less capital expenditures for property, plant and equipment, additions to capitalized software, discretionary pension contributions and settlements. NCR's management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for, among other things, investment in the Company's existing businesses, strategic acquisitions, strengthening the Company's balance sheet, repurchase of Company stock and repayment of the Company's debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. Free cash flow (FCF) do not have uniform definitions under GAAP and, therefore, NCR's definition may differ from other companies' definition of this measure.

23 NON-GAAP MEASURES Adjusted EBITDA. NCR believes that Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) provides useful information to investors because it is an indicator of the strength and performance of the Company's ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions and other investments. NCR determines Adjusted EBITDA for a given period based on its GAAP income (loss) from continuing operations plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus other income (expense); plus pension expense (benefit); and plus special items included in the definition of NPOI. NCR believes that its ratio of net debt to Adjusted EBITDA provides useful information to investors because it is an indicator of the company's ability to meet its future financial obligations. Constant Currency. NCR presents certain measures, such as period-over-period revenue growth, on a constant currency basis, which excludes the effects of foreign currency translation. Due to the continuing strengthening of the U.S. dollar against foreign currencies and the overall variability of foreign exchange rates from period to period, NCR's management uses these measures on a constant currency basis to evaluate period-over-period operating performance. Measures presented on a constant currency basis are calculated by translating current period results at prior period monthly average exchange rates. NCR management's definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP. These non- GAAP measures are reconciled to their corresponding GAAP measures in the following slides and elsewhere in these materials. These reconciliations and other information regarding these non-GAAP measures are also available on the Investor Relations page of NCR's website at www.ncr.com.

24 Income from Operations (GAAP) to Non-Pension Operating Income (non-GAAP) and Adjusted EBITDA (non-GAAP) in millions Q2 2014 LTM FY 2014 Q2 2015 LTM Q1 2015 LTM FY 2015e Q3 2015e Q3 2014 (Loss) Income from Operations (GAAP) $719 $353 ($95) $340 $194 - $259 $158 - $168 $41 Pension Expense (Benefit) (93) 152 577 153 434 4 1 Restructuring Plan — 160 184 176 39 - 64 13 127 Acquisition-Related Amortization of Intangibles 94 119 122 121 127 32 29 Acquisition-Related Costs 36 27 12 15 10 3 5 Acquisition-Related Purchase Price Adjustment 11 6 1 3 — — 1 OFAC and FCPA Investigations(1) 4 3 2 3 1 — — Non-Pension Operating Income (non-GAAP) $771 $820 $803 $811 $830 - $870 $210 - $220 $204 Depreciation and Amortization 143 152 159 157 175 Ongoing Pension Expense (11) (3) (2) (2) (10) Stock Compensation Expense 38 31 32 30 45 Adjusted EBITDA $941 $1,000 $992 $996 $1,040 - $1,080 GAAP TO NON-GAAP RECONCILIATION (1) Estimated expenses for 2015 will be affected by, among other things, the status and progress of the OFAC matter.  There can be no assurance that the Company will not be subject to fines or other remedial measures as a result of OFAC's investigation.

GAAP TO NON-GAAP RECONCILIATION

Q2 2015 QTD

in millions (except per share amounts)	Q2 QTD 2015 GAAP	Restructuring plan	Acquisition-related amortization of intangibles	Acquisition-related costs	Acquisition-related purchase price adjustments	OFAC and FCPA Investigations	Pension (expense) benefit	Q2 QTD 2015 non-GAAP
Product revenue	$703	$—	$—	$—	$—	$—	$—	$703
Service revenue	901	—	—	—	—	—	—	901
Total revenue	**1,604**	—	—	—	—	—	—	**1,604**
Cost of products	544	(2)	(9)	—	—	—	(10)	523
Cost of services	914	—	(7)	—	—	—	(293)	614
Gross margin	146	2	16	—	—	—	303	467
Gross margin rate	***9.1%***	*0.1%*	*1.0%*	*—%*	*—%*	*—%*	*18.9%*	***29.1%***
Selling, general and administrative expenses	339	—	(15)	(3)	—	—	(114)	207
Research and development expenses	67	—	—	—	—	—	(9)	58
Restructuring-related charges	6	(6)	—	—	—	—	—	—
Total expenses	412	(6)	(15)	(3)	—	—	(123)	265
Total expense as a % of revenue	*25.7%*	*(0.4)%*	*(0.9)%*	*(0.2)%*	*—%*	*—%*	*(7.7)%*	*16.5%*
Income (loss) from operations	**(266)**	8	31	3	—	—	426	**202**
Income (loss) from operations as a % of revenue	*(16.6)%*	*0.5%*	*1.9%*	*0.2%*	*—%*	*—%*	*26.6%*	*12.6%*
Interest and Other (expense) income, net	(45)	—	—	—	—	—	—	(45)
Income (loss) from continuing operations before income taxes	(311)	8	31	3	—	—	426	157
Income tax expense (benefit)	32	1	9	1	—	—	(1)	42
Effective tax rate	*(10)%*							*27%*
Income (loss) from continuing operations	(343)	7	22	2	—	—	427	115
Net income (loss) attributable to noncontrolling interests	1	—	—	—	—	—	—	1
Income (loss) from continuing operations (attributable to NCR)	($344)	$7	$22	$2	$—	$—	$427	$114
Diluted earnings per share	**($2.03)**	$0.04	$0.13	$0.01	$—	$—	$2.51	**$0.66**
Diluted shares outstanding	169.6							172.0

NCR

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GAAP TO NON-GAAP RECONCILIATION

Q2 2014 QTD

in millions (except per share amounts)	Q2 QTD 2014 GAAP	Acquisition-related amortization of intangibles	Acquisition-related costs	Acquisition-related purchase price adjustments	OFAC and FCPA Investigations	Pension (expense) benefit	Q2 QTD 2014 non-GAAP
Product revenue	$722	—	—	—	—	—	$722
Service revenue	936	—	—	—	—	—	936
Total revenue	1,658	—	—	—	—	—	1,658
Cost of products	531	(10)	—	(1)	—	—	520
Cost of services	647	(6)	—	(1)	—	—	640
Gross margin	480	16	—	2	—	—	498
Gross margin rate	29.0%	1.0%	—%	0.1%	—%	—%	30.0%
Selling, general and administrative expenses	247	(14)	(6)	—	(1)	(1)	225
Research and development expenses	64	—	—	—	—	(1)	63
Total expenses	311	(14)	(6)	—	(1)	(2)	288
Total expense as a % of revenue	18.8%	(0.8)%	(0.4)%	—%	(0.1)%	(0.1)%	17.4%
Income (loss) from operations	169	30	6	2	1	2	210
Income (loss) from operations as a % of revenue	10.2%	1.8%	0.4%	0.1%	0.1%	0.1%	12.7%
Interest and Other (expense) income, net	(49)	—	—	—	—	—	(49)
Income (loss) from continuing operations before income taxes	120	30	6	2	1	2	161
Income tax expense (benefit)	29	10	1	—	1	2	43
Effective tax rate	24%						27%
Income (loss) from continuing operations	91	20	5	2	—	—	118
Net income (loss) attributable to noncontrolling interests	1	—	—	—	—	—	1
Income (loss) from continuing operations (attributable to NCR)	$90	$20	$5	$2	$—	$—	$117
Diluted earnings per share	$0.53	$0.11	$0.03	$0.01	$—	$—	$0.68
Diluted shares outstanding	170.9						170.9

NCR

26

GAAP TO NON-GAAP RECONCILIATION

Q2 2015 YTD

in millions (except per share amounts)	Q2 YTD 2015 GAAP	Restructuring plan	Acquisition-related amortization of intangibles	Acquisition-related costs	Acquisition-related purchase price adjustments	OFAC and FCPA Investigations	Pension (expense) benefit	Q2 YTD 2015 non-GAAP
Product revenue	$1,307	$—	$—	$—	$—	$—	$—	$1,307
Service revenue	1,773	—	—	—	—	—	—	1,773
Total revenue	3,080	—	—	—	—	—	—	3,080
Cost of products	1,027	(3)	(19)	—	—	—	(10)	995
Cost of services	1,517	—	(13)	—	—	—	(293)	1,211
Gross margin	536	3	32	—	—	—	303	874
Gross margin rate	17.4%	0.1%	1.0%	—%	—%	—%	9.9%	28.4%
Selling, general and administrative expenses	564	—	(31)	(5)	—	(1)	(114)	413
Research and development expenses	122	—	—	—	—	—	(9)	113
Restructuring-related charges	21	(21)	—	—	—	—	—	—
Total expenses	707	(21)	(31)	(5)	—	(1)	(123)	526
Total expense as a % of revenue	23.0%	(0.7)%	(1.0)%	(0.2)%	—%	—%	(4.0)%	17.1%
Income (loss) from operations	(171)	24	63	5	—	1	426	348
Income (loss) from operations as a % of revenue	(5.6)%	0.8%	2.0%	0.2%	—%	—%	13.9%	11.3%
Interest and Other (expense) income, net	(96)	—	—	—	—	—	—	(96)
Income (loss) from continuing operations before income taxes	(267)	24	63	5	—	1	426	252
Income tax expense (benefit)	34	6	20	2	—	1	(1)	62
Effective tax rate	(13)%							25%
Income (loss) from continuing operations	(301)	18	43	3	—	—	427	190
Net income (loss) attributable to noncontrolling interests	3	—	—	—	—	—	—	3
Income (loss) from continuing operations (attributable to NCR)	($304)	$18	$43	$3	$—	$—	$427	$187
Diluted earnings per share	($1.80)	$0.10	$0.25	$0.02	$—	$—	$2.52	$1.09
Diluted shares outstanding	169.3							171.8

27

GAAP TO NON-GAAP RECONCILIATION

Q2 2014 YTD

in millions (except per share amounts)	Q2 YTD 2014 GAAP	Acquisition-related amortization of intangibles	Acquisition-related costs	Acquisition-related purchase price adjustments	OFAC and FCPA Investigations	Pension (expense) benefit	Q2 YTD 2014 non-GAAP
Product revenue	$1,356	—	—	—	—	—	$1,356
Service revenue	1,820	—	—	—	—	—	1,820
Total revenue	3,176	—	—	—	—	—	3,176
Cost of products	1,007	(20)	—	(3)	—	—	984
Cost of services	1,273	(12)	—	(2)	—	1	1,260
Gross margin	896	32	—	5	—	(1)	932
Gross margin rate	28.2%	1.0%	—%	0.2%	—%	—%	29.3%
Selling, general and administrative expenses	492	(28)	(20)	—	(2)	(1)	441
Research and development expenses	127	—	—	—	—	(1)	126
Total expenses	619	(28)	(20)	—	(2)	(2)	567
Total expense as a % of revenue	19.5%	(0.9)%	(0.6)%	—%	(0.1)%	(0.1)%	17.9%
Income (loss) from operations	277	60	20	5	2	1	365
Income (loss) from operations as a % of revenue	8.7%	1.9%	0.6%	0.2%	0.1%	—%	11.5%
Interest and Other (expense) income, net	(99)	—	—	—	—	—	(99)
Income (loss) from continuing operations before income taxes	178	60	20	5	2	1	266
Income tax expense (benefit)	33	20	5	1	1	1	61
Effective tax rate	19%						23%
Income (loss) from continuing operations	145	40	15	4	1	—	205
Net income (loss) attributable to noncontrolling interests	2	—	—	—	—	—	2
Income (loss) from continuing operations (attributable to NCR)	$143	$40	$15	$4	$1	$—	$203
Diluted earnings per share	$0.84	$0.23	$0.09	$0.02	$0.01	$—	$1.19
Diluted shares outstanding	171.0						171.0

NCR

28

GAAP TO NON-GAAP RECONCILIATION

Q3 2014 QTD

in millions (except per share amounts)	Q3 QTD 2014 GAAP	Restructuring plan	Acquisition-related amortization of intangibles	Acquisition-related costs	Acquisition-related purchase price adjustments	OFAC and FCPA Investigations	Pension (expense) benefit	Q3 QTD 2014 non-GAAP
Product revenue	$721	—	—	—	—	—	—	$721
Service revenue	926	—	—	—	—	—	—	926
Total revenue	1,647	—	—	—	—	—	—	1,647
Cost of products	547	(9)	(9)	—	(1)	—	—	528
Cost of services	696	(46)	(6)	—	—	—	(1)	643
Gross margin	404	55	15	—	1	—	1	476
Gross margin rate	24.5%	3.3%	0.9%	—%	0.1%	—%	0.1%	28.9%
Selling, general and administrative expenses	232	—	(14)	(5)	—	—	—	213
Research and development expenses	59	—	—	—	—	—	—	59
Restructuring-related charges	72	(72)	—	—	—	—	—	—
Total expenses	363	(72)	(14)	(5)	—	—	—	272
Total expense as a % of revenue	22%	(4.4)%	(0.8)%	(0.3)%	—%	—%	—%	16.5%
Income (loss) from operations	41	127	29	5	1	—	1	204
Income (loss) from operations as a % of revenue	2.5%	7.7%	1.7%	0.3%	0.1%	—%	0.1%	12.4%
Interest and Other (expense) income, net	(60)	3	—	—	—	—	—	(57)
Income (loss) from continuing operations before income taxes	(19)	130	29	5	1	—	1	147
Income tax expense (benefit)	(19)	31	9	1	1	—	9	32
Effective tax rate	100%							22%
Income (loss) from continuing operations	—	99	20	4	—	—	(8)	115
Net income (loss) attributable to noncontrolling interests	—	—	—	—	—	—	—	—
Income (loss) from continuing operations (attributable to NCR)	$—	$99	$20	$4	$—	$—	($8)	$115
Diluted earnings per share	$—	$0.58	$0.12	$0.02	$—	$—	($0.05)	$0.67
Diluted shares outstanding	171.3							171.3

NCR

29

GAAP TO NON-GAAP RECONCILIATION

FY 2014

in millions (except per share amounts)	FY 2014 GAAP	Restructuring plan	Acquisition-related amortization of intangibles	Acquisition-related costs	Acquisition-related purchase price adjustments	OFAC and FCPA Investigations	Pension (expense) benefit	FY 2014 non-GAAP
Product revenue	$2,892	—	—	—	—	—	—	$2,892
Service revenue	3,699	—	—	—	—	—	—	3,699
Total revenue	6,591	—	—	—	—	—	—	6,591
Cost of products	2,153	(9)	(39)	—	(4)	—	(3)	2,098
Cost of services	2,706	(47)	(24)	—	(2)	—	(82)	2,551
Gross margin	1,732	56	63	—	6	—	85	1,942
Gross margin rate	26.3%	0.8%	1.0%	—%	0.1%	—%	1.3%	29.5%
Selling, general and administrative expenses	1,012	—	(56)	(27)	—	(3)	(48)	878
Research and development expenses	263	—	—	—	—	—	(19)	244
Restructuring-related charges	104	(104)	—	—	—	—	—	—
Total expenses	1,379	(104)	(56)	(27)	—	(3)	(67)	1,122
Total expense as a % of revenue	20.9%	(1.6)%	(0.8)%	(0.4)%	—%	—%	(1.1)%	17%
Income (loss) from operations	353	160	119	27	6	3	152	820
Income (loss) from operations as a % of revenue	5.4%	2.4%	1.8%	0.4%	0.1%	—%	2.3%	12.4%
Interest and Other (expense) income, net	(216)	3	—	—	—	—	—	(213)
Income (loss) from continuing operations before income taxes	137	163	119	27	6	3	152	607
Income tax expense (benefit)	(48)	45	39	7	2	1	86	132
Effective tax rate	(35)%							22%
Income (loss) from continuing operations	185	118	80	20	4	2	66	475
Net income (loss) attributable to noncontrolling interests	4	2	—	—	—	—	—	6
Income (loss) from continuing operations (attributable to NCR)	$181	$116	$80	$20	$4	$2	$66	$469
Diluted earnings per share	$1.06	$0.68	$0.47	$0.12	$0.02	$0.01	$0.38	$2.74
Diluted shares outstanding	171.2							171.2

30

31 GAAP TO NON-GAAP RECONCILIATION FY 2015e Diluted EPS (GAAP) ($0.40) - ($0.70) Pension Expense (Benefit) 2.51 Restructuring Plan 0.18 - 0.28 Acquisition-Related Costs 0.04 Acquisition-Related Amortization of Intangibles 0.47 Acquisition-Related Purchase Price Adjustment — OFAC and FCPA Investigations(1) — Non-GAAP Diluted EPS $2.60 - $2.80 Diluted Earnings per Share (GAAP) to Non-GAAP Diluted Earnings per Share (non-GAAP) (1) Estimated expenses for 2015 will be affected by, among other things, the status and progress of the OFAC matter.  There can be no assurance that the Company will not be subject to fines or other remedial measures as a result of OFAC's investigation.

32 GAAP TO NON-GAAP RECONCILIATION Revenue Growth % (GAAP) to Revenue Growth % on a Constant Currency Basis (non-GAAP) Q2 2015 QTD Revenue Growth % (GAAP) Favorable (unfavorable) FX impact Constant Currency Revenue Growth % (non-GAAP) Financial Services (7)% (8)% 1% Retail Solutions —% (7)% 7% Hospitality 1% (3)% 4% Emerging Industries 2% (9)% 11% Total Revenue (3)% (7)% 4%

33 GAAP TO NON-GAAP RECONCILIATION Revenue Growth % (GAAP) to Revenue Growth % on a Constant Currency Basis (non-GAAP) Q2 2015 QTD Revenue Growth % (GAAP) Favorable (unfavorable) FX impact Constant Currency Revenue Growth % (non-GAAP) Cloud 8% (1)% 9% Software License/ Software Maintenance (2)% (5)% 3% Professional Services (8)% (6)% (2)% Total Software Related (1)% (4)% 3% Hardware (2)% (8)% 6% Other Services (6)% (8)% 2% Total Revenue (3)% (7)% 4%

34 GAAP TO NON-GAAP RECONCILIATION Revenue Growth % (GAAP) to Revenue Growth % on a Constant Currency Basis (non-GAAP) Q2 2015 YTD Revenue Growth % (GAAP) Favorable (unfavorable) FX impact Constant Currency Revenue Growth % (non-GAAP) Cloud 13% (1)% 14% Professional Services (6)% (6)% —% Total Software Related 2% (4)% 6%

35 GAAP TO NON-GAAP RECONCILIATION Operating Income Growth % (GAAP) to Operating Income Growth % on a Constant Currency Basis (non-GAAP) Q2 2015 QTD Operating Income Growth % Reported Favorable (unfavorable) FX impact Constant Currency Operating Income Growth % (non- GAAP) Financial Services (10)% (8)% (2)% Retail Solutions (13)% (9)% (4)% Hospitality 17% —% 17% Emerging Industries 400% (100)% 500% Total Operating Income (4)% (8)% 4%

36 GAAP TO NON-GAAP RECONCILIATION Operating Income Growth bps (GAAP) to Operating Income Growth bps on a Constant Currency Basis (non-GAAP) Q2 2015 QTD Operating Income bps Growth Reported Favorable (unfavorable) FX impact Constant Currency Operating Income bps Growth (non- GAAP) Financial Services -60 bps -20 bps -40 bps Retail Solutions -120 bps -20 bps -100 bps Hospitality +220 bps — bps +220 bps Emerging Industries +910 bps -120 bps +1,030 bps Total Operating Income -10 bps -10 bps — bps

37